Exhibit 10(b)
                              SEVENTH AMENDMENT TO,
                  AND COMPLETE TERMINATION OF, LEASE AGREEMENT


         THIS SEVENTH AMENDMENT TO, AND COMPLETE TERMINATION OF, LEASE AGREEMENT (the "Seventh Amendment"), is entered into as of June 30, 2004, by and between GILLESPIE FIELD PARTNERS, LLC, a California limited liability company ("Landlord") and SPARKS EXHIBITS, LTD., a California corporation ("Tenant"), with reference to the following facts:

         A. Landlord and Tenant are all of the parties to that certain Lease Agreement dated as of June 29, 1998 (the "Lease"), wherein Landlord leased to Tenant certain real property located at 2025 Gillespie Way, El Cajon, California, having located thereon a single industrial building (the "Building") containing approximately 150,159 square feet of space (the "Original Premises").

         B. Subsequent to execution of the Lease, Tenant's business requirements changed and Tenant requested that Landlord assist Tenant in locating tenants to lease portions of the Original Premises. In accordance with Tenant's request, Landlord previously identified (i) G.T.M. Wholesale Liquidators Inc. ("GTM") as a prospective tenant to lease a portion of the Original Premises comprising approximately 40,694 square feet (the "GTM Premises") and Landlord and Tenant previously entered into (A) that certain First Amendment to Lease Agreement and Agreement dated as of October 31, 2003 (the "First Amendment"), whereby Landlord and Tenant agreed to mutually cooperate and undertake to pay for and perform certain obligations with respect to the GTM Premises and (B) that certain Second Amendment to, and Partial Termination of, Lease Agreement dated as of January 1, 2004 (the "Second Amendment"), whereby Landlord and Tenant agreed to partially terminate the Lease with respect to the portion of the Original Premises comprised of the GTM Premises, and (ii) Professional's Choice Sports Medicine Products, Inc. ("Professional's Choice") as a prospective tenant to lease a portion of the Original Premises comprising approximately 37,600 square feet (the "Professional's Choice Premises") and Landlord and Tenant previously entered into that certain Third Amendment to Lease Agreement and Agreement dated as of February 27, 2004 (the "Third Amendment"), whereby Landlord and Tenant agreed to mutually cooperate and undertake to pay for and perform certain obligations with respect to the Professional's Choice Premises.

         C. In addition, Landlord and Tenant entered into that certain Fourth Amendment to, and Agreement to Partially Terminate Lease Agreement, dated as of March 1, 2004 (the "Fourth Amendment"), whereby Landlord agreed to grant Tenant an option to partially terminate the Lease further with respect to a portion of the Original Premises comprising approximately 25,000 square feet and designated the "Additional Premises" in the Fourth Amendment, subject to the performance of

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certain obligations and undertakings set forth in the Fourth Amendment.
Subsequent to entering into the Fourth Amendment, Landlord and Tenant entered into that certain Fifth Amendment to, and Partial Termination of, Lease Agreement, dated as of April 1, 2004 (the "Fifth Amendment"), whereby Landlord and Tenant agreed to partially terminate the Lease with respect to the portion of the Original Premises comprised of the Professional's Choice Premises and that certain Sixth Amendment to, and Partial Termination of, Lease Agreement, dated as of April 30, 2004 (the "Sixth Amendment"), whereby Landlord and Tenant agreed to partially terminate the Lease with respect to the portion of the Original Premises designated the "Additional Premises" in the Fourth Amendment. After giving effect to the Sixth Amendment, the portion of the Original Premises remaining subject to the Lease was approximately 46,865 square feet (the "Remaining Premises").

         D. Subsequent to execution of the Sixth Amendment, Tenant has requested that Landlord terminate the Lease with respect to the Remaining Premises and effect a complete termination of the Lease in exchange for the payment to Landlord of certain sums in consideration of Landlord's agreement to so terminate the Lease, and Tenant's full and complete compliance with other terms and provisions set forth in this Seventh Amendment. Provided Tenant pays said sums and otherwise complies with said other terms and provisions, Landlord is willing to so terminate the Lease.

         E. Accordingly, Landlord and Tenant desire to memorialize the terms, provisions and conditions upon which the Lease with respect to the Remaining Premises and otherwise shall be and become completely terminated subject to, and in accordance with, all terms and provisions of this Seventh Amendment.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements and undertakings contained in this Seventh Amendment and the exchange of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. Unless defined in this Seventh Amendment, or except as otherwise expressly provided in this Seventh Amendment, capitalized terms utilized in this Seventh Amendment shall have the meanings ascribed to such terms in the Lease.

         2. Mutual Termination of the Lease; Termination Payment; Effective Date. Landlord and Tenant hereby agree and acknowledge that subject to (i) payment by Tenant of the sum of $163,089.60 (the "Lease Termination Payment") to Landlord pursuant to the terms and conditions of this Section 2 set forth below,
(ii) Tenant's having terminated any tenancies, subtenancies, or other occupancy agreements and/or arrangements with any tenant(s) and/or occupant(s) of the Remaining Premises and all of such tenant(s) and/or occupant(s) having vacated the Remaining Premises and delivered up and surrendered possession of the Remaining Premises to Tenant on or before June 30, 2004 (the "Effective Date") and (iii) subject to the delayed complete surrender of the Remaining Premises as set forth below in this Section 2, Tenant's having in turn delivered up and surrendered possession of the Remaining Premises to Landlord on or before the

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Effective Date, the Lease shall be and become completely terminated on the
Effective Date, both with respect to the Remaining Premises and otherwise. Landlord and Tenant agree and acknowledge that a portion of the Lease Termination Payment is comprised of Landlord's estimate of the common area maintenance/operating expenses for calendar year 2004 in the aggregate amount of $28,119 (the "CAM Estimate"), calculated at the rate of $0.10 per square foot of the Remaining Premises for each of the remaining months of calendar year 2004, July, 2004, through December, 2004. Landlord and Tenant agree that only the CAM Estimate portion of the Lease Termination Payment shall be subject to the final reconciliation procedures set forth in Section 11.3 of the Lease, and any underpayment or overpayment, as the case may be, shall be paid by Tenant or refunded by Landlord, as applicable, within five (5) days of Landlord's transmission to Tenant of Landlord's statement required by Section 11.3 of the Lease. Tenant shall also have the continuing right to a final reconciliation of common area maintenance/operating expenses, pursuant to Section 11.3 of the Lease, paid by Tenant during calendar year 2004 and prior to the Effective Date. Landlord is currently holding a security deposit in the sum of $30,782 provided by Tenant to Landlord at the commencement of the Lease pursuant to Section 3.6 of the Lease. Landlord agrees to apply said security deposit to the outstanding obligations due to Landlord, as set forth in Landlord's ledger dated as of June 29, 2004, which ledger is attached to this Seventh Amendment as Exhibit A (the "Ledger"). The portion of the Lease Termination Payment remaining outstanding and unpaid after application of the security deposit as shown in the Ledger, namely, $158,307.60, shall be due and payable by Tenant to Landlord in six equal installments of $26,384.60 each, commencing July 9, 2004 and so continuing on the first day of each calendar month thereafter until December 1, 2004, on which latter date the final installment shall be due and payable. Installments of the Lease Termination Payment which are not paid when due are subject to the late charge and default interest provisions, if any, set forth in the Lease. Notwithstanding Landlord's agreement with Tenant to completely terminate the Lease with respect to the Remaining Premises and otherwise as of the Effective Date, as aforesaid, (1) Tenant shall remain fully obligated and liable to pay to Landlord sums which Tenant has agreed to pay pursuant to the terms and provisions of this Seventh Amendment, which have not, as of the Effective Date, been paid, until such time as Tenant shall have fully discharged and satisfied said obligations, (2) Tenant shall have until the close of business on Friday, July 16, 2004 (the "Final Surrender Date"), to completely vacate and surrender the Remaining Premises, provided however that Tenant acknowledges that Landlord will be installing certain tenant improvements and otherwise configuring the Remaining Premises for occupancy by a new tenant (collectively, "Landlord's Work") during the period between the Effective Date and the Final Surrender Date and, in consideration of Landlord's permitting Tenant to continue to occupy portions of the Remaining Premises until the Final Surrender Date, Tenant agrees to organize and consolidate its remaining personal property during the period between the Effective Date and the Final Surrender Date in accordance with Landlord's reasonable requests and in areas of the Remaining Premises which will permit Landlord's Work to proceed without unreasonable interference during said period, and (3) this Seventh Amendment shall not be construed or interpreted to alter, amend and/or modify Landlord and Tenant's respective responsibilities and obligations to each other under and by reason of the Lease, to the extent (but only to the extent) that any such responsibilities and obligations arose prior to the Effective Date and would have continued beyond the date provided in the Lease for the expiration of its term, in the absence of this Seventh Amendment.

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         3. General Provisions.

                  3.1 Further Assurances. Each party hereto agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to effectuate the provisions of this Seventh Amendment.

                  3.2 Counterparts; Fax Signatures. This Seventh Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall have the same force and effect as original signatures.

                  3.3 Severability. If any provision, or portion thereof, of this Seventh Amendment or the application thereof is held to be unenforceable or invalid by any court of competent jurisdiction, the remainder of this Seventh Amendment shall not be affected thereby and to this end only the provisions of this Seventh Amendment are declared severable.

                  3.4 Successors and Assigns. Subject to the provisions of
Section 3.10 of this Seventh Amendment, all terms of this Seventh Amendment shall be binding on and shall inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

                  3.5 Governing Law; Venue. This Seventh Amendment shall be governed by, construed and enforced in accordance with the laws of the State of California and is to be performed in San Diego County, California and any action or other proceeding brought to enforce or interpret this Seventh Amendment shall be brought in San Diego County, California.

                  3.6 Waiver. No waiver of any of the provisions of this Seventh Amendment shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No failure to enforce any right or provision hereunder shall preclude or affect the later enforcement of such right or provision. No waiver shall be binding unless executed by the party making the waiver.

                  3.7 Time. Time is of the essence with respect to the performance by each party of its rights and obligations hereunder.

                  3.8 Attorneys' Fees. In the event any attorney is employed by either party to this Seventh Amendment with regard to any legal action, arbitration or other proceeding brought by either party for the enforcement or

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interpretation of this Seventh Amendment, or because of any alleged dispute, breach, default, or misrepresentation involving any provisions of this Seventh Amendment, the party prevailing in any such proceeding shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

                  3.9 No Joint Venture. The parties hereto are independent of one another and no joint venture, partnership or other collaborative venture is intended or implied by the provisions of this Seventh Amendment.

                  3.10 Assignment. Neither party may assign this Seventh Amendment nor any of its respective rights, liabilities and obligations under this Seventh Amendment without the prior written consent of the other party, which may be given or withheld in such party's sole and unreviewable discretion.

                  3.11 Entire Agreement. This Seventh Amendment, together with the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment and the Lease, constitutes the entire agreement between the parties pertaining to the subject matter contained in this Seventh Amendment and supersedes all prior and contemporaneous agreements, representations and understandings of the parties with respect thereto. There are no representations, warranties, agreements or understandings, express or implied, written or oral between the parties hereto relating to the subject matter of this Seventh Amendment which are not fully expressed herein, in the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment and/or the Lease.

                  3.12 Amendment. No supplement, amendment, modification, discharge or change of this Seventh Amendment shall be binding unless executed in writing by all of the parties.

                  3.13 Authority. If a party to this Seventh Amendment is a corporation or other entity which is not a natural person, each individual executing this Seventh Amendment on behalf of said corporation or other entity represents and warrants that he is duly authorized to execute and deliver this Seventh Amendment on behalf of said corporation or other entity in accordance with a duly adopted resolution of the board of directors of such corporation or the governing authority of such other entity or in accordance with the bylaws of such corporation or governing instrument(s) of such other entity, and that this Seventh Amendment is binding upon such corporation or other entity in accordance with its terms.

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         IN WITNESS WHEREOF, the parties have executed this Seventh Amendment as of the date first set forth above.

Landlord:                                   Tenant:

GILLESPIE FIELD PARTNERS, LLC               SPARKS EXHIBITS, LTD.,
a California limited liability company      a California corporation

By:  /s/__________________________          By: /s/_________________
        [Signature]                                [Signature]

        ____________________________               ___________________
        [Print Name and Title]                     [Print Name and Title]

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